Exhibit 10.3

AMENDMENT to and EXTENSION of

COVERTIBLE PROMISSORY NOTE

Whereas, on February 22, 2010, as part of the Asset Acquisition Agreement between Mobieyes Software, Inc., n/k/a Resource Exchange of America, Corp. (“REAC”) and UTP Holdings, LLC, REAC gave Dana Pekas a certain Convertible Promissory Note (the Note”) in the amount of $250,000  (a true and correct copy of which is attached hereto) and

Whereas, the parties to that Note wish to extend and amend it,

Therefore, the undersigned parties agree as follows:

1. REAC will remain obligated on the Note until December 31, 2011.

2. Covenant Not to Encumber Assets. REAC hereby covenants and promises not to encumber any of the assets of Resource Exchange of America, Corp. or any of its subsidiaries without the written consent of Dana Pekas, with the exception of a) that Note executed by REAC to SkI, Inc., on March 18, 2010 and extended this day and b) the February 22, 2010, assumption of Dana Pekas’s obligations pursuant to his line of credit from Regions Bank, f/k/a Amsouth Bank in the principal amount of $800,000 dated January 31, 2005, which was extended on this day.  If the holder of such note or cannot be identified, written permission from the original maker shall be sufficient to constitute written consent hereunder.

RESOURCE EXCHANGE OF AMERICA  CORP.

DANA PEKAS

/s/ David Finkelstein	/s/ Dana Pekas
By David Finkelstein, as its Chief Financial Officer